LEUKOSITE, INC.
                                 LOAN AGREEMENT


      This LOAN AGREEMENT is made as of the 18th day of December, 1997, by and between LEUKOSITE, INC., a Delaware corporation (the "Company"), and GENENTECH, INC., a Delaware corporation (the "Lender").

                                   ARTICLE I

                                  DEFINITIONS

      1.1 CAPITALIZED TERMS. All capitalized terms not specifically defined herein shall have the respective meanings given to them under that certain Development Collaboration and License Agreement, dated as of the date hereof, by and between the Company and the Lender, as amended and in effect from time to time (the "Collaboration Agreement").

      1.2. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings (such meanings, as well as the meanings of other terms hereinafter defined, to be equally applicable both to the singular and the plural forms of the terms defined):

           "Affiliate" of a Person means any other Person controlled by, controlling or under common control with such Person.

           "Agreement" shall mean this Loan Agreement, as it may from time to time be amended, supplemented or otherwise modified.

           "Business Day" shall mean a day which is not a Saturday, Sunday or other day on which commercial banking institutions in San Francisco, California, New York, New York, or Boston, Massachusetts, are permitted or required by law to remain closed.

           "Common Stock" shall mean common stock, $0.01 par value per share, of the Company.

           "Conversion Price" shall mean the average closing price per share of the Common Stock as quoted on the Nasdaq National Market System for the fifteen
(15) trading days immediately prior to the Section 5.1 Conversion Date or
Section 5.2 Conversion Date, as the case may be.


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           "Development Budget" shall mean the budget included as part of the
Development Plan attached as Exhibit E to the Collaboration Agreement, as such budget may be amended or modified from time to time by mutual consent of the parties.

           "Development Loan Available Commitment" shall mean, as of the date that any Development Loan Request is made by the Company pursuant to Section 2.1(a), an amount equal to (i) the cumulative amount of budgeted development expenses to be incurred by the Company in connection with the development of Licensed Products through and including such date, as set forth or reflected in the Development Budget, less (ii) the aggregate principal amount of all Development Loans made by the Lender prior to such date. In no event shall the Development Loan Available Commitment be a number less than zero.

           "Development Loan Drawdown Date" shall mean, with respect of any Development Loan, the date on which such Development Loan is made by the Lender to the Company.

           "Development Loan Maturity Date" shall mean the date which is the earlier of (i) the date on which the first Phase III Clinical Trial is completed in accordance with the Collaboration Agreement or (ii) December 18, 2004.

           "Development Loan Request" shall have the meaning specified in
Section 2.1 hereof.

           "Development Loans" shall have the meaning specified in Section 2.1 hereof.

           "Event of Default" shall have the meaning specified in Section 6 hereof.

           "Market Capitalization" shall mean, as of any date during which any of the Development Loans or the Profit-Sharing Option Loans is outstanding, the product of (i) the average closing price per share of the Common Stock as quoted on the Nasdaq National Market System for the ten (10) trading days immediately preceding such date, multiplied by (ii) the total number of issued and outstanding shares of Common Stock as of such date.

           "Person" shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

           "Pre-Approval Development Period" shall mean the period beginning on the date of Successful Phase II Clinical Trial Completion of any Licensed Product with respect to which the Company makes a Profit-Sharing Election and ending on the Regulatory Approval Date with respect to such Licensed Product.

           "Preferred Stock" shall mean preferred stock, $0.01 par value per share, of the Company.

           "Profit-Sharing Option Election" shall mean the Company's timely exercise of the Option in accordance with the terms of the Collaboration Agreement.

           "Profit-Sharing Option Loan Maturity Date" shall mean the date which is the earlier of (i) the seventh anniversary of Profit-Sharing Option Election or (ii) the first anniversary of the Regulatory Approval Date.

           "Profit-Sharing Option Loans" shall have the meaning specified in
Section 3.1 hereof.

           "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Lender, as amended and in effect from time to time.

           "Regulatory Approval Date" shall mean the date on which the Company or the Lender shall have received Regulatory Approval in the United States.

           "Section 5.1 Conversion Date" shall have the meaning specified in
Section 5.1 hereof.

           "Section 5.2 Conversion Date" shall have the meaning specified in
Section 5.2 hereof.

           "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Lender, as amended and in effect from time to time.

                                   ARTICLE II

                            DEVELOPMENT CREDIT LINE

      2.1. COMMITMENT TO LEND.

           (a) Upon the terms and subject to the conditions of this Agreement, the Lender agrees to lend to the Company, and the Company may borrow, such amounts as the Company may request at any time and from time to time (but no more frequently than once in each calendar quarter) during the period beginning on the date hereof and ending on Successful Phase II Clinical Trial Completion with respect to any Licensed Product, provided that any such amount or amounts requested by the Company pursuant to this
      Section 2.1(a) may not exceed the Development Loan Available Commitment in effect at the time the Company makes such request, and provided, further, that the maximum aggregate principal amount that the Company may borrow pursuant to this Section 2.1(a) shall not exceed $15,000,000, subject to adjustment as provided below in this Section 2.1(a). Amounts prepaid pursuant to Section 2.4 may not be reborrowed. For purposes of this Agreement, any amount loaned by the Lender to the Company pursuant to this Section 2.1(a) is hereinafter referred to as a "Development Loan", and all amounts loaned by the Lender to the Company pursuant to this Section 2.1(a) are hereinafter referred to, collectively, as the "Development Loans". In the event that the Company and the Lender mutually agree that the aggregate amount of development expenses to be incurred by the Company in connection with the development of Licensed Products through and including the date of the first Successful Phase II Clinical Trial Completion of any Licensed Product shall be greater than $15,000,000 (such excess being hereinafter referred to as the "Excess Development Costs"), then the maximum aggregate principal amount that the Lender may be required to loan to the Company under this Section 2.1(a) shall increase from $15,000,000 to an amount equal to the sum of $15,000,000 plus the amount of the Excess Development Costs. Notwithstanding any provision in this Agreement to the contrary, if the Lender terminates the Collaboration Agreement under Section 12.6 thereof, the Lender shall no longer be obligated under this Article II to make any further Development Loans to the Company after the effective date of termination of the Collaboration Agreement.

           (b) The Company shall notify the Lender in writing, not later than 12:00 p.m. Boston time on the third Business Day immediately preceding the Development Loan Drawdown Date specified in such notice (which must be a Business Day), of the principal amount of the Development Loan that the Company is requesting to borrow on such Development Loan Drawdown Date (such notice being referred to as a "Development Loan Request"); provided, however, that if the the principal amount of the Development Loan that the Company requests shall be equal to or greater than $5,000,000, then the Company shall send to the Lender the Development Loan Request with respect thereto not later than 12:00 p.m. Boston time on the fifth Business Day immediately preceding the Development Loan Drawdown Date specified in such Development Loan Request. Subject to the Company making a Development Loan Request on a timely basis pursuant to the foregoing provisions of this Section 2.1(b) and so long as no Event of Default shall have occurred and then be continuing, the Lender shall lend to the Company, in immediately available funds, the principal amount of the Development Loan requested by the Company in such Development Loan Request not later than the close of business on the Development Loan Drawdown Date specified in such Development Loan Request.

           (c) Notwithstanding anything expressed or implied in this Agreement (including, without limitation, this Section 2.1) to the contrary, no Development Loan shall be made under this Section 2.1 if and to the extent that, on the Development Loan Drawdown Date that would otherwise be applicable to such Development Loan, (A) the number of shares of Common Stock into which all then outstanding Development Loans (including any Development Loan proposed to be made on such Development Loan Drawdown Date) would otherwise be convertible by either the Company or the Lender pursuant to Section 5.1 or 5.2 hereof (without giving effect, for purposes of this Section 2.1(c), to the provisions of Section 5.1(f) hereof or Section 5.2(f) hereof, respectively) shall represent twenty percent (20%) or more of the shares of Common Stock outstanding as of the close of business on the date that the first Development Loan is made pursuant to this Section 2.1 (the "First Development Loan Drawdown Date") or twenty percent (20%) or more of the voting power of all shares of capital stock of the Company that are issued and outstanding as of the close of business on the First Development Loan Drawdown Date and (B) the Conversion Price in effect on such Development Loan Drawdown Date (it being understood that, for purposes of this Section 2.1(c), such

      Development Loan Drawdown Date shall be deemed to be the Section 5.1 Conversion Date or the Section 5.2 Conversion Date, as the case may be) shall not be less than the greater of the then book value or market value per share of Common Stock. This Section 2.1(c) and all of the restrictions and limitations set forth herein shall automatically terminate upon any vote by the stockholders of the Company authorizing the conversion of any and all Development Loans into shares of Common Stock in accordance with the provisions of this Agreement. Notwithstanding any provision herein or in the Collaboration Agreement to the contrary, if the Lender is not required, pursuant to this Section 2.1(c), to make Development Loans, the Company shall continue to commercialize and develop Licensed Products pursuant to the Collaboration Agreement.

      2.2. USE OF PROCEEDS. The proceeds of any and all Development Loans shall be used to fund any and all expenses incurred by the Company in connection with the development of the Licensed Product.

      2.3. PAYMENT OF PRINCIPAL OF THE DEVELOPMENT LOANS. On the Development Loan Maturity Date, the Company shall pay to the Lender the then outstanding aggregate principal amount of all Development Loans, said payment to be made in accordance with the provisions of Article 4 hereof.

      2.4. PREPAYMENT OF THE DEVELOPMENT LOANS. Subject to the provisions of
Section 4.1(a) hereof, the Company shall have the right, without premium or penalty, to prepay all or any portion of the principal or interest due and payable under the Development Loans, provided that the maximum number of times that the Company may prepay all or any portion of such principal or interest by converting all or any portion of such principal or interest into shares of Common Stock and/or Preferred Stock pursuant to Section 5.1 hereof shall be two
(2) (it being understood that the number of prepayments that the Company may effect in cash shall be unlimited). Subject to the provisions of Section 5.1 hereof, the Company shall give at least three (3) Business Days prior written notice of each, if any, proposed date of prepayment and shall specify the portion of any or all Development Loans to be prepaid on such date, which amount shall become due and payable on the date specified in such notice. The Company shall make payment of any amounts being prepaid by it pursuant to this
Section 2.4 in accordance with the provisions of Article 4 hereof.

      2.5. INTEREST PAYABLE ON DEVELOPMENT LOANS. Subject to the provisions of
Section 4.1(a) hereof, the Company shall accrue interest on the Development Loans at an annual rate which at all times shall equal two percentage points (2.0%) above the prime rate of interest published in The Wall Street Journal (the "Prime Rate"). Any change in the interest due and payable on the Development Loans resulting from a change in the Prime Rate shall be effective on the date of such change as published in The Wall Street Journal. Interest shall be compounded quarterly. Subject to the provisions of Section 2.4 and
Section 5.2 hereof, all of such accrued and unpaid interest shall be due and payable to the Lender on the Development Loan Maturity Date. On the Development Loan Maturity Date, the Company shall make payment of all of such accrued and unpaid interest in accordance with the provisions of Article 4 hereof.


                                  ARTICLE III

                       PROFIT-SHARING OPTION CREDIT LINE

      3.1. COMMITMENT TO FUND.

           (a) In the event that the Company makes a Profit-Sharing Option Election with respect to any Licensed Product, the Lender agrees to lend to the Company, and the Company shall borrow, subject to and upon the terms and conditions set forth in this Section 3.1(a), twenty five percent (25%) of the Pre-Approval Development Expenses to be incurred during the Pre-Approval Development Period, which is the percentage of the Pre-Approval Development Expenses for which the Company is responsible pursuant to, and in accordance with, the terms of the Collaboration Agreement. Notwithstanding any provision in this Agreement to the contrary, if the Lender terminates the Collaboration Agreement under Section 12.6 thereof, the Lender shall no longer be obligated under this Article III to make any further Profit-Sharing Option Loans to the Company after the effective date of termination of the Collaboration Agreement.

           (b) On or before the fifteenth (15th) day prior to the first day of each calendar quarter following a Profit-Sharing Election and throughout the Pre-Approval Development Period, the Lender shall send to the Company a statement detailing (i) all of the Pre-Approval Development Expenses estimated to be incurred during such calendar quarter, (ii) the third-party vendors to whom payment of Pre-Approval Development Expenses are to be made during such calendar quarter and (iii) the estimated amount of the payment to be made to each such third party vendor. Upon receipt of such statement from the Lender, the Lender and the Company shall promptly (but in any event prior to the first day of such calendar quarter) mutually agree on (x) those of the third party vendors identified in such statement to whom the Lender shall make payment, (y) those of the third party vendors identified in such statement to whom the Company shall make payment (each a "Company Third Party Vendor"), provided that in no event shall the amount payable by the Company to all of such Company Third Party Vendors in the aggregate exceed the Company's twenty five percent (25%) portion of the Pre-Approval Development Expenses identified in such statement. On the first day of such calendar quarter, the Lender shall advance to the Company, in immediately available funds, an amount equal, in the aggregate, to the Company's twenty five percent (25%) portion of the Pre-Approval Development Expenses identified in such statement. Upon receipt of such amount by the Company, the Company shall make payment to each Company Third Party Vendor of the amount to be paid to such Company Third Party Vendor, as mutually agreed to by the Lender and the Company above. In the event that, after making payment to all of the Company Third Party Vendors, a balance remains of such amount loaned by the Lender to the Company, then the Company shall make payment of such remaining balance to the Lender in order to reimburse the Lender for the portion of the Pre-Approval Development Expenses identified in such statement that were incurred by the Lender for and on behalf of the Company.

           (c) For purposes of this Agreement, any amount that is advanced by the Lender to the Company, in accordance with the provisions of this
      Section 3.1, is hereinafter referred to as a "Profit-Sharing Option Loan", and all amounts that are advanced by the Lender to the Company, in accordance with the provisions of this Section 3.1, are hereinafter referred to, collectively, as the "Profit-Sharing Option Loans".

           (d) Notwithstanding anything expressed or implied in this Agreement (including, without limitation, this Section 3.1) to the contrary, no Profit-Sharing Option Loan shall be made under this Section
      3.1 if and to the extent that, on the date that such Profit-Sharing Option Loan is to be made (each a "Profit-Sharing Option Loan Date"), (A) the number of shares of Common Stock into which all then outstanding Profit-Sharing Option Loans would otherwise be convertible by either the Company or the Lender pursuant to Section 5.1 or 5.2 hereof (without giving effect, for purposes of this Section 3.1(d), to the provisions of
      Section 5.1(f) hereof or Section 5.2(f) hereof, respectively) shall represent twenty percent (20%) or more of the shares of Common Stock outstanding as of the close of business on the date that the first Profit-Sharing Option Loan is made pursuant to this Section 3.1 (the "First Profit-Sharing Loan Drawdown Date") or twenty percent (20%) or more of the voting power of all shares of capital stock of the Company that are issued and outstanding as of the close of business on the First Profit-Sharing Loan Drawdown Date and (B) the Conversion Price in effect on such Profit-Sharing Option Loan Date (it being understood that, for purposes of this Section 3.1(d), such Profit-Sharing Option Loan Date shall be deemed to be the Section 5.1 Conversion Date or the Section 5.2 Conversion Date, as the case may be) shall not be less than the greater of the then book value or market value per share of Common Stock. This
      Section 3.1(d) and all of the restrictions and limitations set forth herein shall automatically terminate upon any vote by the stockholders of the Company authorizing the conversion of any and all Profit-Sharing Option Loans into shares of Common Stock in accordance with the provisions of this Agreement. Notwithstanding any provision herein or in the Collaboration Agreement to the contrary, if Lender is not required, pursuant to this Section 3.1(d), to make Profit-Sharing Option Loans, the Company shall continue to pay Company Third Party Vendors for its share of the Pre-Approval Development Expenses pursuant to, and in accordance with, the provisions of Section 3.1(b) hereof.

      3.2. PAYMENT OF PRINCIPAL OF THE PROFIT-SHARING OPTION LOANS. On the Profit-Sharing Option Loan Maturity Date, the Company shall pay to the Lender the then outstanding aggregate principal amount of all Profit-Sharing Option Loans, said payment to be made in accordance with the provisions of Article 4 hereof.

      3.3. PREPAYMENT OF THE PROFIT-SHARING OPTION LOANS. The Company shall have the right, without premium or penalty, to prepay all or any portion of the principal or interest due and payable under the Profit-Sharing Option Loans in cash only. The Company shall give at least three (3) Business Days prior written notice of each, if any, proposed date of prepayment and shall specify the portion of any or all Profit-Sharing Option Loans to be prepaid on such date, which amount shall become due and payable on the date specified in such notice. The Company shall make payment of any amounts being prepaid by it pursuant to this Section 3.3 in accordance with the provisions of Article 4 hereof.

      3.4. INTEREST PAYABLE ON PROFIT-SHARING OPTION LOANS. The Company shall accrue interest on the Profit-Sharing Option Loans at an annual rate which at all times shall equal two percentage points (2.0%) above the Prime Rate. Any change in the interest due and payable on the Profit-Sharing Option Loans resulting from a change in the Prime Rate shall be effective on the date of such change as published in The Wall Street Journal. Interest shall be compounded quarterly. Subject to the provisions of Section 3.3 and Section 5.2 hereof, all of such accrued and unpaid interest shall be due and payable to the Lender on the Profit-Sharing Option Loan Maturity Date. On the Profit-Sharing Option Loan Maturity Date, the Company shall make payment of all of such accrued and unpaid interest in accordance with the provisions of Article 4 hereof.

                                   ARTICLE IV

                         PAYMENT METHODS; COMPUTATIONS

      4.1. PAYMENT METHODS.

      (a) Subject to the provisions of Section 2.4 and Section 5.2 hereof, the Company shall have the option to make payment or prepayment of any or all outstanding principal or accrued and unpaid interest under or in connection with any or all Development Loans either (i) in cash or (ii) by converting such outstanding principal or accrued and unpaid interest into shares of Common Stock and/or Preferred Stock pursuant to, and in accordance with, the provisions of Section 5.1 hereof. Notwithstanding the foregoing, no such prepayment shall be made by converting such outstanding principal or accrued and unpaid interest into shares of Common Stock and/or Preferred Stock pursuant to, and in accordance with, the provisions of Section 5.1 hereof if the Lender would become, immediately after such conversion, a beneficial owner (which term shall have the meaning set forth under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission under said Section 13(d)) of ten percent (10%) or more of the outstanding shares of Common Stock (it being understood that the Lender currently believes that Common Stock beneficially owned by Roche Finance Ltd. or any Affiliate of Roche Finance Ltd. shall be disregarded in calculating such ten percent threshhold). In the event that the Company provides notice of its intent to make a prepayment of principal or accrued but unpaid interest on the Development Loans by effecting a conversion pursuant to
Section 5.1 hereof and the Lender exercises its right not to allow prepayment of all or a portion of such prepayment in order to limit the Lender's beneficial ownership of Common Stock to less than ten percent (10%) as described in the preceding sentence, interest shall be suspended on only the amount of the prepayment with respect to which Lender exercised its rights under the preceding sentence. Interest shall only be suspended from the date that the prepayment otherwise would have occurred until the date that the Lender notifies the Company that such prepayment may be made. Notwithstanding any provision herein to the contrary, interest shall not be suspended with respect to any portion of such prepayment to the extent that the Company could not have otherwise made such prepayment due to the twenty percent (20%) restrictions described in Section 2.1(c) hereof.

      (b) Subject to the provisions of Section 5.2 hereof, the Company shall have the option to make payment (but not prepayment) of any or all outstanding principal or accrued and unpaid interest under or in connection with any or all Profit-Sharing Option Loans either (i) in cash or (ii) by converting such outstanding principal or accrued and unpaid interest into shares of Common Stock and/or Preferred Stock pursuant to, and in accordance with, the provisions of 5.1 hereof. Any prepayment pursuant to Section 3.3 hereof of any or all outstanding principal or accrued and unpaid interest under or in connection with any or all Profit-Sharing Option Loans shall be made in cash only.

      (c) Notwithstanding any provision herein to the contrary, if, when either the Development Loans or the Profit-Sharing Option Loans and all accrued but unpaid interest thereon are due and payable pursuant to the Loan Agreement, the Company desires but is unable to make any portion of such payment in Common Stock or Preferred Stock due to the twenty percent (20%) limitations of either
Section 2.1(c) or 3.1(d) hereof or any related rule or requirement of the Nasdaq Stock Market, the portion of such payment that could not be made in Common Stock or Preferred Stock shall be made in cash when otherwise due.

      4.2. PAYMENTS AND COMPUTATIONS.

      (a) Any cash payments of interest and principal payable under this Agreement shall be made by the Company in immediately available and fully transferable funds at the principal business address of the Lender.

      (b) Whenever any payment to be made by the Company under this Agreement shall be stated to be due on a date which is not a Business Day, such payment may be made on the next succeeding Business Day, and the interest payment on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

      (c) All computations of interest payable in connection with any Development Loan or any Profit-Sharing Option Loan shall be made on the basis of the actual number of days elapsed divided by 365.

      (d) All payments made in connection with any Development Loan or any Profit-Sharing Option Loan shall be applied first to the payment of all accrued and unpaid interest under such Development Loan or Profit-Sharing Option Loan, as the case may be, and second to repayment of principal outstanding under such Development Loan or Profit-Sharing Option Loan, as the case may be.


                                   ARTICLE V

                                   CONVERSION

      5.1  THE COMPANY'S RIGHT TO CONVERT.

      (a) Subject to and upon the terms and conditions of this Section 5.1 and of Sections 2.4 and 4.1(a) hereof, the Company may, at its option, convert any or all outstanding principal or accrued and unpaid interest under or in connection with any or all Development Loans or any or all Profit-Sharing Option Loans into shares of Common Stock; provided, however, that the Company shall not have the right to effect such conversion with respect to Profit-Sharing Option Loans under certain circumstances specified in Section 4.1(b) hereof. As provided in Section 4.1(b) hereof, the Company shall have the right to prepay any and all of the Profit-Sharing Loan only in cash.

      (b) The Company may elect to effect a conversion pursuant to this Section
5.1 by giving written notice of such election to the Lender (in each case, a "Section 5.1 Conversion Notice") at least fifteen trading days prior to the proposed effective date of such conversion (in each case, a "Section 5.1 Conversion Date"). Each Section 5.1 Conversion Notice shall be given in accordance with the provisions of Section 7.1 hereof and shall specify (i) the proposed Section 5.1 Conversion Date, (ii) the aggregate amount of outstanding principal or accrued and unpaid interest under or in connection with any or all Development Loans or any or all Profit-Sharing Option Loans that will be converted on such proposed Section 5.1 Conversion Date (such aggregate amount being referred to herein, in each case, as the "Section 5.1 Conversion Amount"), (iii) each Development Loan and each Profit-Sharing Option Loan to which all or any portion of such Section 5.1 Conversion Amount relates, and
(iv) consistent with the provisions of Sections 4.2(d) hereof, the portion of such Section 5.1 Conversion Amount that consists of principal outstanding or accrued and unpaid interest under such Development Loans or such Profit-Sharing Option Loans.

      (c) In the event that a Section 5.1 Conversion Notice is given by the Company to the Lender on a timely basis pursuant to Section 5.1(b) above, then, subject to the provisions of Section 5.1(f) below, the Section 5.1 Conversion Amount specified in such Section 5.1 Conversion Notice shall convert (without any further action being required therefor by the Company or the Lender), at the close of business on the Section 5.1 Conversion Date specified in such
Section 5.1 Conversion Notice, into that number of shares of Common Stock as shall be equal to the quotient obtained by dividing (I) such Section 5.1 Conversion Amount by (II) the Conversion Price in effect as of the close of business on such Section 5.1 Conversion Date.

      (d) Subject to the provisions of Section 5.1(f) hereof, as soon as practicable after any Section 5.1 Conversion Date, and in any event within thirty days (30) thereafter, the Company, at its expense, will cause to be delivered to the Lender a stock certificate, registered in the name of the Lender, representing the number of shares of Common Stock issued to the Lender on such Section 5.1 Conversion Date in connection with the conversion effected pursuant to this Section 5.1, plus, in lieu of any fractional share of Common Stock to which the Lender would otherwise be entitled, cash equal to such fraction multiplied by the Section 5.1 Conversion Price in effect as of the close of business on such Section 5.1 Conversion Date.

      (e) Any shares of Common Stock issued to the Lender pursuant to this
Section 5.1 shall be subject to certain restrictions on transfer and other restrictions set forth in the Securities Purchase Agreement.

      (f) Notwithstanding anything expressed or implied in this Agreement (including, without limitation, this Section 5.1) to the contrary, prior to the effectiveness and consummation of any proposed conversion pursuant to this
Section 5.1, the Lender shall make a determination as to whether such proposed conversion requires, prior to the consummation thereof, that filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder (said Act and said rules and regulations being referred to herein, collectively, as the "HSR Act"), be made. If the Lender shall make the determination that such proposed conversion requires, prior to the consummation thereof, that filings under the HSR Act be made, then the Lender shall give prompt written notice of such determination to the Company (but in no event less than 5 trading days prior to the proposed conversion date specified in the Section 5.1 Conversion Notice) and such written notice shall state the portion, if any, of any Section 5.1 Conversion Amount originally subject to such proposed conversion that could be converted into Common Stock without having to make any filings under the HSR Act (the "Non-HSR Section 5.1 Conversion Amount"), and the portion of such Section 5.1 Conversion Amount originally subject to such proposed conversion that requires, prior to the consummation of such proposed conversion, that filings under the HSR Act be made (the "HSR Section 5.1 Conversion Amount"). In the event that the Lender shall give such written notice to the Company, the proposed conversion of the Non-HSR Section 5.1 Conversion Amount into Common Stock shall be consummated pursuant to, and in accordance with, the provisions of this
Section 5.1 and, notwithstanding anything in this Section 5.1 to the contrary, the proposed conversion of the HSR Section 5.1 Conversion Amount into Common Stock shall not be effected but, instead, the proposed conversion of the HSR
Section 5.1 Conversion Amount shall be effected into shares of a series of Preferred Stock to be designated by the Board of Directors of the Company prior to the effective date of such proposed conversion (the "Conversion Preferred Stock Series"). The terms of such Conversion Preferred Stock Series shall be as set forth in Exhibit A attached hereto. Any conversion of any HSR Section 5.1 Conversion Amount into shares of the Conversion Preferred Stock Series pursuant to this Section 5.1(f) shall be on the same terms and conditions as if such conversion had been effected into shares of Common Stock. The Company and the Lender shall perform their respective obligations under this Section 5.1(f) with reasonable care and in good faith. It is hereby understood that the provisions of this Section 5.1(f) shall be applied with respect to all or any portion of any Section 5.1 Conversion Amount more than once such that any categorization of such Section 5.1 Conversion Amount, or portion thereof, as HSR Section 5.1 Conversion Amount shall not preclude any later categorization of such Section 5.1 Conversion Amount, or portion thereof, as Non-HSR Section
5.1 Conversion Amount.

      5.2  THE LENDER'S RIGHT TO CONVERT.

      (a) In the event that, at any time while any Development Loan or Profit-Sharing Option Loan is outstanding, the ratio (the "Leverage Ratio") of
(A) the Market Capitalization of the Company to (B) the aggregate amount of the then outstanding principal and accrued but previously unpaid interest under or in connection with any and all Development Loans and Profit-Sharing Option Loans, shall be less than two (2), then, subject to and upon the terms and conditions of this Section 5.2, (i) the Lender may, at its option (which option may be exercisable only by giving to the Company the written notice contemplated under Section 5.2(b) below at any time during the period commencing on the date that the Lender receives notice from the Company that the Leverage Ratio is less than two (2) and ending on the thirtieth (30th) day thereafter), convert into Common Stock any or all outstanding principal or accrued and unpaid interest under or in connection with any or all Development Loans or any or all Profit-Sharing Option Loans, or (ii) in the event that the Lender does not timely exercise its option under the foregoing clause (i), the Lender may, at its option (which option may be exercisable only by giving to the Company the written notice contemplated under Section 5.2(b) below at any time after the expiration of the Lender's option under clause (i) above), convert into Common Stock up to that portion of any or all outstanding principal or accrued and unpaid interest under or in connection with any or all Development Loans or any or all Profit-Sharing Option Loans as shall be necessary so that, immediately after such conversion, the Leverage Ratio (as recomputed immediately after such conversion) shall be two (2). Notwithstanding anything in this Section 5.2 to the contrary, in the event that, immediately prior to the effectiveness of any conversion pursuant to this Section 5.2, the Leverage Ratio (as recalculated immediately prior to the effectiveness of such conversion) shall be equal or greater than two (2), then such conversion shall not occur or be consummated and the right of the Lender to effect such specific conversion (but not any subsequent conversion that would meet the criteria set forth in this Section 5.2(a)) shall expire.

      (b) The Lender may elect to effect a conversion pursuant to this Section
5.2 by giving written notice of such election to the Company (in each case, a "Section 5.2 Conversion Notice") at any time within the applicable time frames set forth in Section 5.2(a) above. Each Section 5.2 Conversion Notice shall be given in accordance with the provisions of Section 7.1 hereof and shall specify
(i) the proposed effective date of the conversion to which such Section 5.2 Conversion Notice relates (in each case, a "Section 5.2 Conversion Date"), which Section 5.2 Conversion Date shall be, subject to the provisions of
Section 5.2(c) and Section 5.2(f) below, no earlier than the second Business Day after the date on which the Lender gives the Section 5.2 Conversion Notice to the Company and no later than the fifth Business Day after the date on which the Lender gives the Section 5.2 Conversion Notice to the Company, (ii) the aggregate amount of outstanding principal or accrued and unpaid interest under or in connection with any or all Development Loans or any or all Profit-Sharing

Option Loans that will be converted on such proposed Section 5.2 Conversion Date in accordance with the provisions of Section 5.2(a) hereof (such aggregate amount being referred to herein, in each case, as the "Section 5.2 Conversion Amount"), (iii) each Development Loan and each Profit-Sharing Option Loan to which all or any portion of such Section 5.2 Conversion Amount relates, and
(iv) consistent with the provisions of Section 4.2(d) hereof, the portion of such Section 5.2 Conversion Amount that consists of principal outstanding or accrued and unpaid interest under such Development Loans or such Profit-Sharing Option Loans.

      (c) In the event that a Section 5.2 Conversion Notice is given by the Lender to the Company on a timely basis pursuant to Section 5.2(b) above, then, subject to the provisions of Section 5.2(f) below, the Section 5.2 Conversion Amount specified in such Section 5.2 Conversion Notice shall convert (without any further action being required therefor by the Company or the Lender), at the close of business on the Section 5.2 Conversion Date specified in such
Section 5.2 Conversion Notice, into that number of shares of Common Stock as shall be equal to the quotient obtained by dividing (I) such Section 5.2 Conversion Amount by (II) the Conversion Price in effect as of the close of business on such Section 5.2 Conversion Date; provided, however, that in the event that the Lender delivers to the Company, together with such Section 5.2 Conversion Notice, a request pursuant to the Registration Rights Agreement to have the Company register under the Securities Act of 1933, as amended (the "Securities Act"), any or all of the shares of Common Stock into which such
Section 5.2 Conversion Amount would convert pursuant to this Section 5.2(c) and in the event that the Company exercises its right under Section 2(f) of the Registration Rights Agreement to defer registration of such shares of Common Stock, then the proposed conversion of such Section 5.2 Conversion Amount pursuant to this Section 5.2(c) shall also be deferred for up to seventy (70) days (it being understood that the Company has an obligation to file at the end of the 70-day deferral period contemplated under Section 2(f) of the Registration Rights Agreement a registration statement registering under the Securities Act the shares of Common Stock issuable upon conversion of such
Section 5.2 Conversion Amount pursuant to this Section 5.2(c)), whereupon such
Section 5.2 Conversion Amount shall convert into the greater of (A) the number of shares of Common Stock determined in accordance with the provisions set forth above in this Section 5.2(c) or (B) the number of shares of Common Stock that is equal to the quotient obtained by dividing (i) such Section 5.2 Conversion Amount by (ii) the average closing price per share of the Common Stock as quoted on the Nasdaq National Market System for the fifteen (15) trading days immediately prior to the date that the Company files such registration statement.

      (d) Subject to the provisions of Section 5.2(f) hereof, as soon as practicable after any Section 5.2 Conversion Date, and in any event within thirty days (30) thereafter, the Company, at its expense, will cause to be delivered to the Lender a stock certificate, registered in the name of the Lender, representing the number of shares of Common Stock issued to the Lender on such Section 5.2 Conversion Date in connection with the conversion effected pursuant to this Section 5.2, plus, in lieu of any fractional share of Common Stock to which the Lender would otherwise be entitled, cash equal to such fraction multiplied by the Section 5.2 Conversion Price in effect as of the close of business on such Section 5.2 Conversion Date.

      (e) Any shares of Common Stock issued to the Lender pursuant to this
Section 5.2 shall be subject to certain restrictions on transfer and other restrictions set forth in the Securities Purchase Agreement.

      (f) Notwithstanding anything expressed or implied in this Agreement (including, without limitation, this Section 5.2) to the contrary, prior to the effectiveness and consummation of any proposed conversion pursuant to this
Section 5.2, the Lender shall make a determination as to whether such proposed conversion requires, prior to the consummation thereof, that filings under the HSR Act be made. If the Lender shall make the determination that such proposed conversion requires, prior to the consummation thereof, that filings under the HSR Act be made, then the Lender shall give prompt written notice of such determination to the Company (but in no event less than 5 trading days prior to the proposed Section 5.2 Conversion Date) and such written notice shall state the portion, if any, of any Section 5.2 Conversion Amount originally subject to such proposed conversion that could be converted into Common Stock without having to make any filings under the HSR Act (the "Non-HSR Section 5.2 Conversion Amount"), and the portion of such Section 5.2 Conversion Amount originally subject to such proposed conversion that requires, prior to the consummation of such proposed conversion, that filings under the HSR Act be made (the "HSR Section 5.2 Conversion Amount"). In the event that the Lender shall give such written notice to the Company, the proposed conversion of the Non-HSR Section 5.2 Conversion Amount into Common Stock shall be consummated pursuant to, and in accordance with, the provisions of this Section 5.2 and, notwithstanding anything in this Section 5.2 to the contrary, the proposed conversion of the HSR Section 5.2 Conversion Amount into Common Stock shall not be effected but, instead, the proposed conversion of the HSR Section 5.2 Conversion Amount shall be effected into shares of the Conversion Preferred Stock Series. The terms of such Conversion Preferred Stock Series shall be as set forth in Exhibit A attached hereto. Any conversion of any HSR Section 5.2 Conversion Amount into shares of the Conversion Preferred Stock Series pursuant to this Section 5.2(f) shall be on the same terms and conditions as if such conversion had been effected into shares of Common Stock. The Company and the Lender shall perform their respective obligations under this Section 5.2(f) with reasonable care and in good faith. It is hereby understood that the provisions of this Section 5.2(f) shall be applied with respect to all or any portion of any Section 5.2 Conversion Amount more than once such that any categorization of such Section 5.2 Conversion Amount, or portion thereof, as HSR Section 5.2 Conversion Amount shall not preclude any later categorization of such Section 5.2 Conversion Amount, or portion thereof, as Non-HSR Section
5.2 Conversion Amount.

      (g) Notwithstanding anything expressed or implied in this Agreement (including, without limitation, this Section 5.2) to the contrary, in lieu of allowing the Lender to exercise its conversion rights under this Section 5.2 with respect to any Section 5.2 Conversion Amount, the Company may elect to make full payment of such Section 5.2 Conversion Amount in cash. The Company shall make such election by giving written notice thereof to the Lender no later than the Business Day immediately preceding the applicable Section 5.2 Conversion Date, whereupon the Company shall pay to the Lender all of such
Section 5.2 Conversion Amount in cash on such Section 5.2 Conversion Date.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

      6. EVENTS OF DEFAULT. The entire unpaid principal of each Development Loan and each Profit-Sharing Option Loan and all interest accrued thereon shall, at the option of the Lender, become immediately due and payable without presentment, demand, protest or notice upon the occurrence and continuation of any of the following events (each, an "Event of Default"):

           (a) the failure by the Company to pay any amounts due with respect to such Development Loan and such Profit-Sharing Option Loan when the same shall become due and payable, whether at maturity or any accelerated maturity date or any other date fixed for payment;

           (b) any breach by the Company of any material provision of the Collaboration Agreement that is not cured within sixty (60) days after the Lender gives written notice to the Company of such breach, provided that the Lender is not itself at that time in material breach of this Agreement;

           (c) the occurrence of any of the following with respect to the
      Company: admission in writing of its inability to pay its debts as they become due, dissolution, termination of existence, cessation of normal business operations, insolvency, appointment of a receiver of any part of the property of, any legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, the Company; provided, that in the case of any of such actions involuntarily suffered by the Company, the same shall not have been dismissed within sixty days of their commencement.

                                  ARTICLE VII

                       PROVISIONS OF GENERAL APPLICATION

      7.1. NOTICES.

      (a) Any notice, demand, request or other communication hereunder to either party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier service or by first class, registered or certified mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor:

           LeukoSite, Inc.
           215 First Street
           Cambridge, MA 02142
           Attention: President (one copy)
                      Chief Financial Officer (another copy)
           Telecopier:(617) 621-9349

           and a copy to:

           Bingham Dana LLP
           150 Federal Street
           Boston, Massachusetts 02110
           Attention: Justin P. Morreale, Esq.
           Telecopier: (617) 951-8736

           Genentech, Inc.
           1 DNA Way
           South San Francisco, CA  94080
           Attention:  Corporate Secretary
           Telecopier: 650-952-9881

      (b) All of such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of overnight courier service, the business day following the date of receipt by the overnight courier; (iii) in the case of first class, registered or certified mail, on the earlier of (A) receipt thereof or (B) the fifth business day after deposit in the mail; and (iv) in the case of facsimile transmission, when confirmed by facsimile machine report.

      7.2. AMENDMENTS AND VARIATIONS. This Agreement may be modified, amended, supplemented, waived or changed only pursuant to an instrument in writing duly executed by the Company and the Lender.

      7.3. SEAL; GOVERNING LAW. This Agreement is intended to take effect as a sealed instrument. This Agreement and the respective rights and obligations hereunder of the parties hereto shall be governed by and interpreted, determined and enforced in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws rules or principles.

      7.4. HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement are solely for convenience of reference and shall not affect its interpretation.

      7.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

      7.6. SEVERABILITY. In the event that any court of competent jurisdiction determines that any term or provision of this Agreement, or any part thereof, is invalid or unenforceable to any extent, such part, term or provision shall continue to be valid and enforceable except to the extent it has been determined to be invalid or unenforceable and it shall be reformed to the extent that it can be validated or enforced, and such determination shall not affect the validity or enforceability of any other part, term or provision hereof.

      7.7. SUCCESSORS AND ASSIGNS. This Agreement shall represent the valid and binding obligations of, and inure to the benefit of, each party's successors and permitted assigns. Neither this Agreement nor the rights or obligations of either party hereunder may be assigned without the prior written consent of the non-assigning party.

      7.8. TERM OF AGREEMENT. This Agreement shall remain in full force and effect until the payment in full by the Company of all amounts due and owing under this Agreement, the Development Loans and the Profit-Sharing Option Loans.




                           [Intentionally Left Blank]

      IN WITNESS WHEREOF, the Company and the Lender have caused this Agreement to be executed and delivered on their behalf by their respective duly authorized officers, as of the date first written above.

                                LEUKOSITE, INC.



                               By:___________________________________
                                  Christopher K. Mirabelli, President





                                GENENTECH, INC.



                               By:__________________________________
                                  Name:
                                  Title:

                                                                      Exhibit A

                                LEUKOSITE, INC.


                  TERMS, RIGHTS, PREFERENCES AND PRIVILEGES OF
             SERIES A CONVERTIBLE PREFERRED STOCK, $0.01 PAR VALUE


      The following is a description of the Series A Convertible Preferred Stock of LeukoSite, Inc. (the "Company") and a statement of the preferences, qualifications, privileges, limitations, restrictions, and other special or relative rights granted to or imposed upon the shares of such series:

      Series A Convertible Preferred Stock.

      1.   Designation: Number of Shares.

      There is hereby established a series of Preferred Stock, $0.01 par value per share, of the Company, consisting of [________] shares. The designation of such series shall be "Series A Convertible Preferred Stock".

      2. Definitions. As used herein, the following terms shall have the following meanings:

           (a) The term "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

           (b) The term "Liquidation" shall mean any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

           (c) The term "Original Issue Date" shall mean the date as of which the first share of Series A Preferred Stock has been issued.

           (d) The term "Other Preferred Stock Series" shall mean any class or series of Preferred Stock other than Series A Preferred Stock.

           (e) The term "Preferred Stock" shall mean preferred stock, $0.01 par value per share, of the Company.

           (f) The term "Series A Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, $0.01 par value per share.

      3.   Dividends

      The holder of each share of Series A Preferred Stock shall be entitled to receive dividends in cash, stock or otherwise, if, when and as declared by the Board of Directors of the Company, out of funds legally available for that purpose; provided, however, that, so long as any shares of Series A Preferred Stock shall be outstanding, the Company shall not declare or pay any dividend upon any Common Stock (other than a dividend payable in Common Stock) unless the Company shall simultaneously pay, or simultaneously therewith declare and set apart a sum sufficient for the payment of, a dividend upon the Series A Preferred Stock in a per share amount (computed on an as-converted to Common Stock basis in the manner provided in the next sentence) at least equal to the per share amount of any such dividend that the Company proposes to declare or pay upon the Common Stock . For purposes hereof, the per share amount of any dividend paid or payable in respect of each outstanding share of Series A Preferred Stock shall be deemed equal to the quotient obtained by dividing the amount of such dividend paid or payable in respect of such outstanding share of Series A Preferred Stock divided by the number of shares of Common Stock into which such outstanding share of Series A Preferred Stock shall be convertible.

      4.   Liquidation Preference.

      In the event of a Liquidation, the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                (a) The holders of outstanding shares of each Other Preferred Stock Series, if any, shall be entitled to receive, prior and in preference to any distribution to the holders of Series A Preferred Stock and Common Stock, any and all amounts to which such holders shall be entitled to receive upon Liquidation in accordance with the terms of such Other Preferred Stock Series.

                (b) After distribution to the holders of outstanding shares of each Other Preferred Stock Series, if any, of the respective amounts to which such holders are entitled to receive upon Liquidation, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, an amount equal to one cent ($0.01) per share (subject to appropriate adjustment upon the occurrence of any stock split, stock dividend, reverse stock split or combination of the outstanding shares of Series A Preferred Stock) and, in addition, an amount equal to any dividends declared but unpaid on the Series A Preferred Stock. If the assets of the Company available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 4(b), then the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets of the Company in proportion to their respective number of shares of Series A Preferred Stock.

                (c) After distribution to the holders of Series A Preferred Stock of their respective liquidation preferences, the holders of Series A Preferred Stock shall be entitled to share ratably (calculated with respect to such Series A Preferred Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Company, if any, available for distribution to its stockholders. For purposes of calculating any payment to be paid pursuant to this Section 4(c), each share of Series A Preferred Stock shall be deemed to be that number of shares of Common Stock into which it is then convertible.

      5.   No Voting Rights.

      Except to the extent otherwise required by the General Corporation Law of the State of Delaware, the Series A Preferred Stock shall have no voting rights, and the Company shall have no obligation to send to any holder of Series A Preferred Stock notice of any meeting of stockholders of the Company.

      6.   Optional Conversion.

           (a) Subject to the provisions of Section 8 hereof, each holder of shares of Series A Preferred Stock shall have the right to convert, at any time or from time to time, any share of Series A Preferred Stock held by such holder into one (1) fully paid and nonassessable share of Common Stock, subject to adjustment pursuant to Section 6(d) hereof, by surrender of the stock certificate representing such share of Series A Preferred Stock to be so converted in the manner provided in Section 6(b) hereof. The holder of shares of Series A Preferred Stock exercising the aforesaid right to convert any of such shares into shares of Common Stock shall be entitled to payment of any dividends declared but unpaid with respect to those shares of Series A Preferred Stock being converted. Without limiting the generality of the foregoing provisions of this Section 6(a), each share of Series A Preferred Stock shall automatically be converted into the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to this Section 6, immediately upon the transfer of ownership by the initial holder to a third party which is not an Affiliate of such initial holder. For purposes hereof, the term "Affiliate" shall mean a party that, directly or indirectly, through one or more intermediaries, controls or is controlled by such initial holder. Any automatic conversion pursuant to the provisions of the foregoing sentence shall not be subject to the provisions of
Section 8 hereof.

           (b) Subject to the provisions of Section 8 hereof, any holder of shares of Series A Preferred Stock may exercise such holder's conversion rights under Section 6(a) hereof as to any number of such shares of Series A Preferred Stock by delivering to the Company during regular business hours, at the office of the Company or any transfer agent of the Company for the Series A Preferred Stock as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Company (if required by it), accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued; provided, however, that in the event of an automatic conversion pursuant to the third sentence of Section 6(a) above, the outstanding shares of Series A Preferred Stock that are subject to such automatic conversion shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; and, provided, further, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are delivered to the Company or its transfer agent as provided herein. Subject to the provisions of Section 8 hereof, conversion shall be deemed to have been effected on the date (the "Conversion Date") when the delivery of the certificate or certificates for the shares to be converted and the notice of conversion referred to above is made, except in the case of any automatic conversion of outstanding shares of Series A Preferred Stock which shall be deemed to have been effected on the date that the initial holder transfers ownership of such shares to a third party which is not an Affiliate of such initial holder. As promptly as practicable after the Conversion Date, the Company shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 6(c) hereof and a check or cash in payment of all dividends declared but unpaid, if any (to the extent permissible under law), with respect to the shares of Series A Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a holder of record of Common Stock on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A

Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the portion of the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

           (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Company in respect of such fractional interest. For the purpose of any computation pursuant to this Section 6(c), the term "Current Market Price" shall mean, as of the day in question, the closing price of the Common Stock on any national securities exchange or the Nasdaq National Market System, as the case may be, on such date, or, if the Common Stock was not traded on such date, on the last trading date prior to such date.

           (d) The number and kind of shares into which each outstanding share of Series A Preferred Stock is convertible pursuant to this Section 6 shall be subject to adjustment from time to time as follows:

                (i) If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock that is outstanding immediately prior to such stock dividend, subdivision or split-up shall be increased in proportion to such increase in outstanding shares of Common Stock.

                (ii) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock that is outstanding immediately prior to such combination shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                (iii)In case of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing company) or of the sale or other disposition of all or substantially all of the properties or assets of the Company as an entirety to any other person, each share of Series A Preferred Stock that is outstanding immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed, to which the holder of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition if such holder had converted such share of Series A Preferred Stock into Common Stock immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 6(d)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                (iv) All calculations under this Section 6(d) shall be made to the nearest one tenth (1/10) of a cent or to the nearest one tenth (1/10) of a share, as the case may be.

                (v) In any case in which the provisions of this Section 6(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to
      Section 6(c); provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

           (e) Whenever the number and kind of shares into which each outstanding share of Series A Preferred Stock is convertible shall be adjusted as provided in Section 6(d) hereof, the Company shall forthwith file, at the office of Company or any transfer agent designated by the Company for the Series A Preferred Stock, a statement, signed by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the number and kind of shares into which each outstanding share of Series A Preferred Stock is then convertible. The Company shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of Series A Preferred Stock at his or its address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 6(f) hereof.

           (f) In the event the Company shall propose to take any action of the types described in clauses (i), (ii) or (iii) of Section 6(d) hereof, the Company shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in Section 6(e) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Preferred Stock that are outstanding immediately prior to such action. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of any other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

           (g) The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock.

           (h) The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

           (i) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the

Company, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

      7.   Mandatory Conversion.

           (a) Subject to the provisions of Section 8 below, the Company shall have the right to convert, at any time or from time to time, any or all shares of Series A Preferred Stock into that number of shares of Common Stock into which such share or shares of Series A Preferred Stock are then convertible pursuant to Section 6 hereof. The Company may exercise its conversion rights under this Section 7 by giving the holder or holders of the shares of Series A Preferred Stock to be converted at least thirty (30) days prior written notice of the date on which such conversion shall become effective (a "Section 7 Conversion Date"), whereupon the share or shares of Series A Preferred Stock shall, subject to the provisions of Section 8 below, be automatically converted (without any action on the part of the holder or holders thereof) into shares of Common Stock in accordance with the provisions of the first sentence of this
Section 7(a). The holder or holders of any shares of Series A Preferred Stock converted into shares of Common Stock pursuant to this Section 7(a) shall be entitled to payment of any dividends declared but unpaid with respect to the respective number of such shares of Series A Preferred Stock owned by such holder or holders.

           (b) On each Section 7 Conversion Date, the holder or holders of the shares of Series A Preferred Stock to be converted into Common Stock on such
Section 7 Conversion Date in accordance with the provisions of Section 7(a) hereof, shall deliver to the Company, at the office of the Company or any transfer agent of the Company for the Series A Preferred Stock as may be designated by the Company, the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed or assigned in blank or to the Company (if required by it). Conversion shall be deemed to have been effected on the applicable Section 7 Conversion Date regardless of whether or not the holder or holders of the shares of Series A Preferred Stock to be converted on such
Section 7 Conversion Date shall have complied with their respective obligations provided for in the foregoing sentence of this Section 7(b). As promptly as practicable after any Section 7 Conversion Date, the Company shall issue and deliver to or upon the written order of the holder or holders of the shares of Series A Preferred Stock converted on such Section 7 Conversion Date, to the place designated by such holder or holders, a certificate or certificates for the number of full shares of Common Stock to which such holder or holders are entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 7(c) hereof and a check or cash in payment of all dividends declared but unpaid, if any (to the extent permissible under law), with respect to the shares of Series A Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Section 7 Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a holder of record of Common Stock on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock, the Company shall issue and deliver to or upon the written order of the holder of such certificate, at the expense of the Company, a new certificate covering the number of shares of Series A Preferred Stock that were not converted.

           (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock pursuant to this Section
7. If more than one share of Series A Preferred Stock owned by any one holder shall be subject to conversion pursuant to this Section 7, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Company in respect of such fractional interest.

           (d) Any conversion pursuant to this Section 7 shall also be subject to all of the provisions of Section 6 (other than Sections 6(a), 6(b) and 6(c) hereof) to the extent applicable and not inconsistent with the provisions of this Section 7.

      8. Limitations on Right to Convert. Notwithstanding anything in Section 6 or Section 7 to the contrary, prior to the effectiveness and consummation of any proposed conversion pursuant to Section 6 or Section 7 hereof of shares of Series A Preferred Stock owned by a holder (other than an automatic conversion pursuant to the provisions of the third sentence of Section 6(a) hereof), such holder shall make a determination as to whether such proposed conversion requires, prior to the consummation thereof, that filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder (said Act and said rules and regulations being referred to herein, collectively, as the "HSR Act"), be made. If such holder shall make the determination that such proposed conversion requires, prior to the consummation thereof, that filings under the HSR Act be made, then such holder shall give prompt written notice of such determination to the

Company (but in no event less than 10 days prior to the proposed conversion date) and such written notice shall state the portion, if any, of such shares of Series A Preferred Stock originally subject to such proposed conversion that could be converted into Common Stock without having to make any filings under the HSR Act (the "Non-HSR Series A Preferred Shares"), and the portion of such shares of Series A Preferred Stock originally subject to such proposed conversion that require, prior to the consummation of such proposed conversion, that filings under the HSR Act be made (the "HSR Series A Preferred Shares"). In the event that such holder shall give such written notice to the Company, the proposed conversion of the Non-HSR Series A Preferred Shares into Common Stock shall be consummated pursuant to, and in accordance with, the provisions of Section 6 or Section 7 hereof, as applicable, and, notwithstanding anything in Section 6 or Section 7 hereof to the contrary, the proposed conversion of the HSR Series A Preferred Shares into Common Stock shall not be consummated unless and until (i) such holder gives written notice to the Company that such holder desires to cause to be made the filings required under the HSR Act in order to effect the proposed conversion into Common Stock of the HSR Series A Preferred Shares (the "HSR Filing Notice"), (ii) such filings required under the HSR Act are made and (iii) the waiting period under the HSR Act with respect to such proposed conversion shall have expired or been subject to early termination. Upon receipt by the Company of the HSR Filing Notice, the Company and such holder (x) shall cooperate, and shall use commercially reasonable efforts to cause their respective ultimate parent entities (if any) to cooperate, in preparing the filings required under the HSR Act in order to effect the proposed conversion into Common Stock of the HSR Series A Preferred Shares and (y) shall cooperate, and shall use commercially reasonable efforts to cause their respective ultimate parent entities (if any) to cooperate, in preparing all supplemental material that is required to accompany such filings, and both parties shall coordinate, and shall use commercially reasonable efforts to cause their respective ultimate parent entities (if any) to coordinate, the making of such filings so that such filings are made concurrently. The Company and such holder shall perform their respective obligations under this Section 8 with reasonable care and in good faith. It is hereby understood that the provisions of this Section 8 shall be applied with respect to any shares of Series A Preferred Stock more than once such that any categorization of such shares as HSR Series A Preferred Shares shall not preclude any later categorization of the same shares as Non-HSR Series A Preferred Shares.